Exhibit 99.1

DigitalGlobe Reports Fourth Quarter and Full Year 2013 Results

Fourth Quarter Revenue Up 35% Year over Year

Achieves $100 million in Synergies and Increases Target to $120 million

Acquires Spatial Energy to Strengthen Oil and Gas Vertical

Longmont, Colorado, February 26, 2014 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of high-resolution earth imagery solutions, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Fourth quarter 2013 revenue was $169.7 million, a 35% increase compared with the same period last year. Net income for the fourth quarter was $15.1 million, with net income available to common shareholders of $13.6 million, or $0.18 per diluted share. Fourth quarter 2013 EBITDA was $73.5 million, driving an EBITDA margin of 43%. Excluding $9.2 million of restructuring and integration costs related to the combination with GeoEye yields Adjusted EBITDA of $82.7 million, a margin of 49%.

Full year 2013 revenue was $612.7 million, a 45% increase compared with 2012. The company reported a net loss of $(68.3) million, and a net loss available to common shareholders of $(71.9) million, or $(1.00) per diluted share. Fourth quarter and full-year 2013 results reflect fully diluted share counts of 76.0 million and 71.8 million, respectively. Full-year EBITDA was $122.4 million, yielding an EBITDA margin of 20%. Excluding $89.9 million of restructuring and integration costs related to the combination with GeoEye and a $17.8 million loss from early extinguishment of debt yields Adjusted EBITDA of $230.1 million, with an associated margin of 38%.

On February 14, 2014, DigitalGlobe acquired Spatial Energy, a leading source for digital imagery and geospatial solutions to the global oil and gas industry, serving 12 of the top 20 oil and gas companies around the world. See related press release titled, “DigitalGlobe Acquires Spatial Energy” for more detail.

“We made great strides in 2013, in what was a transformative year for our company. We brought together two industry leaders, driving strong growth in our U.S. Government business, removing more than $100 million in annualized operating expense, and in the process, positioning DigitalGlobe for long-term profitable growth and free cash flow generation,” said Jeffrey R. Tarr, CEO. “In 2014 we will complete our integration efforts, launch WorldView-3, the world’s most advanced commercial earth observation satellite, bring to market new Geospatial Big DataTM and analytic capabilities and take important steps to create value for our customers around the world.”

Recent Business Highlights

•                  Fourth quarter 2013 revenue from the U. S. Government grew 29% to $97.1 million compared with fourth quarter 2012, including a 178% increase in value-added services to $33.9 million.

•                  Diversified Commercial revenue grew 45% to $72.6 million in the quarter compared with fourth quarter 2012. Growth was driven primarily by Direct Access revenue of $28.5 million in the quarter, up 113% year over year.

•                  The company renewed and upsized a Direct Access customer relationship that will include access to multiple satellites within the DigitalGlobe’s five-satellite constellation.

•                  Among international civil governments, the company won a multi-year, multi-million dollar competitive procurement from a European space agency which provides delivery of DigitalGlobe’s highest-resolution tasked imagery for use by emergency responders.

•                  DigitalGlobe also established a new relationship with an Australian civil government to provide archive imagery of airports throughout Papua New Guinea.

•                  In February, DigitalGlobe signed a new multi-year imagery agreement with Google to provide high-resolution satellite imagery in support of Google Maps, Google Earth and other Google products and services.

•                  Also among its Location Based Services base of customers, the company renewed a relationship to provide archived imagery to a top ten global internet portal based outside the United States.

•                  Within its Industry Verticals base of customers, DigitalGlobe established relationships with major international oil concerns in Norway, Indonesia, Kazakhstan and Argentina to provide tasked and archived imagery.

•                  Domestically, the company added a new customer who will leverage DigitalGlobe’s Global Basemap to develop environmental property reports for builders and a second that will use the product offering to track retail store locations.

2014 Outlook

For 2014, the company expects to report revenue in a range of $630 million to $660 million.  The company expects to achieve a full-year Adjusted EBITDA margin of approximately 43%, which excludes the impact of approximately $35 million of integrations-related expenses, with a fourth quarter 2014 Adjusted EBITDA margin of at least 50%. The company also now expects to achieve $120 million in operating expense savings related to its combination with GeoEye, an increase of $20 million from its previous projection. The company also expects 2014 capital expenditures of approximately $170 million, including spending to complete and launch the WorldView-3 satellite, and to complete, but not launch, the GeoEye-2 satellite.

Conference Call Information

DigitalGlobe’s management will host a conference call today, February 26, 2014 at 11 a.m. ET to discuss its 2013 fourth quarter and full-year financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (855) 212-2368

International dial-in: (315) 625-6886

Passcode: 90009164

A replay of the call will be available through March 27, 2014 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 90009164

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials, including management scripts, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

In January 2013, DigitalGlobe and GeoEye combined to become one DigitalGlobe, creating a company capable of providing greater value to customers through an integrated constellation and a broader set of products and services. For more information on the combination and its benefits, visit www.digitalglobe.com/combination.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein and in other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that the anticipated benefits and synergies from the strategic combination of the Company and GeoEye, Inc. cannot be fully realized or may take longer to realize than expected; the outcome of pending or threatened litigation; the loss or impairment of any of our satellites; delays in the construction and launch of any of our satellites; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our imagery archives; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public Company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10 K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in internal operating reports by management and the board of directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2013 and 2012, EBITDA, excluding certain deal costs, was a measure being used as a key element of the company-wide bonus incentive plan.

EBITDA is a measure of our current period operating performance, excluding charges for depreciation related to prior period capital expenditures and items which are generally non-core in nature. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature.

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items facilitates comparison of our operating performance to companies in our industry. We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the net revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude the loss on the early extinguishment of debt because this is not related to our primary operations. Additionally, it excludes restructuring costs, acquisition costs and integration costs as these are non-core items. Restructuring costs are costs incurred to realize efficiencies from the acquisition with GeoEye, such as reducing excess workforce, consolidating facilities and systems, and relocating ground terminals. Acquisition costs are costs incurred to effect the acquisition, such as advisory, legal, accounting, consulting and other professional fees. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations. Loss on early extinguishment of debt is related to entering into the 2013 Credit Facility and Senior Notes, the proceeds of which were used to refinance our 2011 Credit Facility and fund the discharge and redemption of GeoEye’s $525.0 million senior secured notes we assumed in the acquisition.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in millions, except per share amounts)	2013	2012	2013	2012
Net revenue	$169.7	$125.4	$612.7	$421.4
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	40.4	22.1	175.3	81.6
Selling, general and administrative	52.4	45.8	257.3	149.2
Depreciation and amortization	59.1	28.1	224.8	114.6
Restructuring charges	3.1	—	40.1	—
Income (loss) from operations	14.7	29.4	(84.8)	76.0
Loss from early extinguishment of debt	—	—	(17.8)	—
Other (expense) income, net	(0.3)	0.1	0.2	(1.0)
Interest expense, net	0.1	(1.4)	(3.4)	(9.1)
Income (loss) before income taxes	14.5	28.1	(105.8)	65.9
Income tax benefit (expense)	0.6	(11.0)	37.5	(26.9)
Net income (loss)	15.1	17.1	(68.3)	39.0
Preferred stock dividends	(1.0)	—	(3.6)	—
Net income (loss) less preferred stock dividends	14.1	17.1	(71.9)	39.0
Income allocated to participating securities	(0.5)	—	—	—
Net income (loss) available to common stockholders	$13.6	$17.1	$(71.9)	$39.0
Earnings (loss) per share:
Basic earnings (loss) per share	$0.18	$0.37	$(1.00)	$0.85
Diluted earnings (loss) per share	$0.18	$0.36	$(1.00)	$0.84
Weighted-average common shares outstanding:
Basic	74.7	46.3	71.8	46.1
Diluted	76.0	47.0	71.8	46.4

DigitalGlobe, Inc.

Reconciliation Net Income (loss) EBITDA and Adjusted EBITDA

	2013				2012
(in millions)	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30	Dec 31
Net (loss) income	$(60.6)	$(21.0)	$(1.8)	$15.1	$3.8	$9.6	$8.5	$17.1
Depreciation and amortization	47.3	59.0	59.4	59.1	29.1	28.5	28.9	28.1
Interest income (expense), net	1.4	1.4	0.7	(0.1)	3.2	2.6	1.9	1.4
Income tax (benefit) expense	(19.0)	(14.1)	(3.8)	(0.6)	3.1	7.2	5.6	11.0
EBITDA	(30.9)	25.3	54.5	73.5	39.2	47.9	44.9	57.6
Loss on early extinguishment of debt	17.8	—	—	—	—	—	—	—
Restructuring charges (1)	20.3	13.6	3.1	3.1	—	—	—	—
Acquisition costs (1)	20.8	(0.2)	—	—	—	2.2	7.5	10.2
Integration costs (1)	7.9	7.2	8.0	6.1	—	—	—	—

Adjusted EBITDA	$35.9	$45.9	$65.6	$82.7	$39.2	$50.1	$52.4	$67.8

(1)         Restructuring, acquisition and integration costs consist of non-recurring charges related to the combination with GeoEye.

	For the year ended December 31,
(in millions)	2013	2012	2011	2010	2009
Net (loss) income	$(68.3)	$39.0	$(28.1)	$2.5	$47.4
Depreciation and amortization	224.8	114.6	117.1	118.9	74.4
Interest expense (income), net	3.4	9.1	21.7	40.4	(0.1)
Income tax (benefit) expense	(37.5)	26.9	(17.9)	4.3	31.0
EBITDA	122.4	189.6	92.8	166.1	152.7
Loss from early extinguishment of debt	17.8	—	51.8	—	7.7
Restructuring charges(1)	40.1	—	—	—	—
Acquisition costs(1)	20.6	19.9	—	—	—
Integration costs(1)	29.2	—	—	—	—
Adjusted EBITDA	$230.1	$209.5	$144.6	$166.1	$160.4

(1)         Restructuring, acquisition and integration costs consist of non-recurring charges related to the combination with GeoEye.

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours. EBITDA margin is calculated by dividing EBITDA by GAAP net revenue. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by GAAP net revenue.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	As of December 31,
(in millions, except par value)	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$229.1	$246.2
Restricted cash	6.9	3.8
Accounts receivable, net of allowance for doubtful accounts of $2.4 and $2.9, respectively	116.3	67.0
Prepaid and current assets	33.8	18.6
Deferred taxes	43.1	43.9
Total current assets	429.2	379.5
Property and equipment, net of accumulated depreciation of $880.6 and $676.2, respectively	2,177.5	1,115.2
Goodwill	459.3	8.7
Intangible assets, net of accumulated amortization of $8.7 and $0, respectively	39.9	—
Aerial image library, net of accumulated amortization of $41.3 and $33.4, respectively	9.1	16.4
Long-term restricted cash	4.5	8.3
Long-term deferred contract costs	44.9	37.3
Other assets	38.6	12.1
Total assets	$3,203.0	$1,577.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20.9	$10.2
Current portion of long-term debt	5.5	5.0
Other accrued liabilities	80.3	56.3
Current portion of deferred revenue	81.3	42.9
Total current liabilities	188.0	114.4
Deferred revenue	374.6	386.8
Long-term debt, net of discount	1,137.1	478.6
Long-term deferred tax liability, net	117.2	55.6
Other liabilities	2.8	2.7
Total liabilities	$1,819.7	$1,038.1
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY

Series A convertible preferred stock, $0.001 par value, 0.08 shares authorized; 0.08 issued and outstanding at December 31, 2013; and no shares authorized, issued and outstanding at December 31, 2012	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 75.5 shares issued and 75.3 shares outstanding at December 31, 2013 and 47.2 shares issued and 47.1 shares outstanding at December 31, 2012	0.2	0.2
Treasury stock, at cost; 0.2 shares at December 31, 2013 and 0.1 shares at December 31, 2012	(3.5)	(2.0)
Additional paid-in capital	1,457.5	543.8
Accumulated deficit	(70.9)	(2.6)
Total stockholders’ equity	1,383.3	539.4
Total liabilities and stockholders’ equity	$3,203.0	$1,577.5

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31,
(in millions)	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(68.3)	$39.0	$(28.1)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	224.8	114.6	117.1
Amortization of aerial image library, deferred contract costs and lease incentive	16.9	17.9	10.2
Non-cash stock-based compensation expense, net of capitalized stock-based compensation expense	23.0	9.2	14.4
Amortization of debt issuance costs and accretion of debt discount and other	3.3	4.7	3.9
Write-off of debt issuance costs and debt discount	12.8	—	12.0
Deferred income taxes	(31.4)	17.2	(18.5)
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(10.4)	(16.3)	(5.4)
Other current and non-current assets	(21.3)	(10.9)	(23.7)
Accounts payable	0.1	0.9	5.5
Accrued liabilities	(37.5)	14.6	(4.2)
Deferred revenue	14.1	73.6	73.6
Cash fees paid on early extinguishment of long-term debt and debt discount	(13.8)	—	(14.0)
Net cash flows provided by operating activities	112.3	264.5	142.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(273.8)	(210.7)	(255.6)
Acquisition of businesses, net of cash acquired	(524.0)	—	—
Other property and equipment additions	(13.3)	(10.7)	(6.6)
Decrease in restricted cash	16.6	5.4	2.7
Net cash flows used in investing activities	(794.5)	(216.0)	(259.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	1,150.0	—	487.0
Repayment of debt	(485.3)	(5.0)	(341.8)
Payment of debt issuance costs	(36.2)	—	(11.1)
Preferred stock dividend payment	(3.0)	—	—
Proceeds from exercise of stock options	39.6	4.2	1.8
Net cash flows provided by (used in) financing activities	665.1	(0.8)	135.9
Net (decrease) increase in cash and cash equivalents	(17.1)	47.7	19.2
Cash and cash equivalents, beginning of period	246.2	198.5	179.3
Cash and cash equivalents, end of period	$229.1	$246.2	$198.5
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $38.1, $24.4 and $18.6, respectively	$—	$5.4	$23.2
Cash paid for income taxes	$13.9	$1.5	$1.7
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property, equipment and construction in progress accruals, including interest	$(12.9)	$9.0	$(0.5)
Issuance of shares of common and convertible preferred stock for acquisition of business	837.8	—	—
Stock-based compensation awards issued in acquisition of business, net of income taxes	13.4	—	—
Non-cash preferred stock dividend accrual	(1.0)	—	—

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Contacts

Investor Contact:	Media Contact:

David Banks	Nancy Coleman
(303) 684-4210	(303) 684-1674
ir@digitalglobe.com	nancy.coleman@digitalglobe.com